GAM FUNDS, INC.
                         RULE 18F-3 MULTIPLE CLASS PLAN
                FOR CLASS A, CLASS B, CLASS C AND CLASS D SHARES


I.       INTRODUCTION

         A. AUTHORITY. This Rule 18f-3 Multiple Class Plan, as amended (the "Plan") is adopted by the Board of Directors (the "Board") of GAM Funds, Inc. (the "Fund"), including a majority of the Directors of the Fund who are not "interested persons" of the Fund as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), (the "Independent Directors"), pursuant to Rule 18f-3 under the 1940 Act.

         B. PLAN REQUIREMENTS. The Fund currently has two classes of shares, Class A Shares and Class D Shares, authorized for each series of Common Stock (the "Series"). It is adding two new classes of shares, Class B and Class C ,to the existing classes. Pursuant to Rule 1 8f-3, the Fund is required to adopt a written plan specifying all of the differences between the Fund's Class A, Class B, Class C and Class D Shares, including shareholder services, distribution arrangements, expense allocations, and any related conversion features or exchange options. Before the first issuance of Class B and Class C Shares of any Series, and before any material amendment of the Plan, a majority of the Board, and a majority of the independent Directors, must find that the Plan, as proposed to be adopted or amended, including the expense allocations, is in the best interests of each class individually and the Fund as a whole. In making its findings, the Board should consider the relationship between the classes and examine potential conflicts of interest between the classes regarding the allocation of fees, services, waivers and reimbursements of expenses, and voting rights. The Board should evaluate the level of services provided to each class and the cost of those services to ensure that the services are appropriate and that the allocation of expenses is reasonable.

II.      ATTRIBUTES OF SHARE CLASSES

         The shares of each class of a particular Series represent an equal PRO RATA interest in the Series and have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, designations and terms and conditions, except that: (i) each class of shares has a different class designation (i.e., Class A or Class B Shares); (ii) each class of shares separately bears any distribution expenses in connection with any plan adopted pursuant to Rule 12b-1 under the 1940 Act (a "Rule 12b- 1 Plan") for such class (and any other costs relating to obtaining shareholder approval of the Rule 12b-1 Plan for such class, or an amendment of such plan); (iii) only the holders of the shares of the class involved are entitled to vote on matters pertaining to the Rule 12b-1 Plan relating to such class (e.g., the adoption, amendment or termination of a Rule 12b-1 Plan); (iv) each class of shares separately bears shareholder servicing expenses for such class; (v) each class of shares bears all other expenses of the operations of a particular Series that are directly attributable to such class ("Class Expenses")(1); (vi) each class of shares has exchange privileges unique to such class; and (vii) the

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(1)Class  Expenses may  include:  (i) transfer  agent fees  identified  as being attributable to a specific class of shares; (ii) stationery, printing, postage, and delivery expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxy statements to current shareholders of a


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expenses  of a  specific  class of shares  may be waived  or  reimbursed  by GAM
Services Inc., the Fund's distributor (the "Distributor"), or by the Fund's investment advisers or other providers of services.

         A.   CLASS A SHARES

         Each Series has a class of shares designated as its "Class A Shares" which are offered subject to the following terms and conditions:

                  (1) SALES LOADS. Class A Shares are offered with a maximum front-end sales charge of 5.0% of the offering price of the shares. The Distributor receives the sales charges and usually reallows all or a substantial part of such charges to authorized dealers that have effected sales of Class A Shares. Currently the Distributor may make payments to authorized dealers in amounts up to 4%. The sales charge is reduced at four break points, and purchases of $1 million or more are offered at net asset value, subject to a contingent deferred sales charge of 1% on redemptions made within one year of the date of purchase and 0.50% on redemptions made during the second year of investment (declining to 0 thereafter). The CDSC is imposed to reimburse the Distributor for amounts paid to selling dealers at the time of sale, the maximum level of which is 1%, declining to 0.25% for purchase amounts of $50 million and above.

Shares purchased through the reinvestment of dividends and other distributions paid in respect of Class A Shares will also be Class A Shares, although such shares will not be subject to the front-end sales charge. However, such shares will be subject to the 0.30% annual 12b-1 fee and the 0.25% annual administrative services fee, each of which is described below.

                  (2) 12b-1 FEES. Class A Shares are subject to an annual distribution fee of 0.30% of the average daily net assets attributable to the Class A Shares of the relevant Series pursuant to a Rule 1 2b- 1 Plan currently in effect for Class A Shares for such Series. Pursuant to the Plan, distribution fees may be utilized to compensate the Distributor for services provided and expenses incurred by it as principal underwriter of the Fund's Class A Shares. All or any part of such fee may be reallowed to authorized dealers that effected sales of Class A Shares, part of which may be classified as a shareholder servicing fee, as contemplated in the NASD's maximum sales charge rule, subject to the limitation of 0.25% of assets annually set forth in such rule.

                  (3) ADMINISTRATIVE SERVICES FEES ("ASF"). Class A Shares owned by shareholders that have a servicing relationship with banks, trust companies, or financial service organizations ("shareholder servicing agents") that have contracted with the Fund to provide administrative services for the Fund may be subject to an annual servicing fee of up to 0.25% of the average daily net assets attributable to such Class A Shares. The administrative services fee is used to compensate the shareholder servicing agents for providing administrative services with respect to the holders of Class A Shares, such as processing purchase and redemption

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specific class;  (iii) Blue Sky registration fees incurred by a class of shares;
(iv) SEC registration fees incurred by a class of shares; (v) expenses of administrative personnel and services as required to support the shareholders of a specific class; (vi) directors' fees or expenses incurred as a result of issues relating solely to a class of shares; (vii) accounting expenses relating solely to a class of shares; (viii) auditors' fees, litigation expenses, and legal fees and expenses relating solely to a class of shares; and (ix) expenses incurred in connection with shareholders meetings as a result of issues relating solely to a class of shares.

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transactions,  transmitting  and  receiving  funds for the  purchase and sale of
Class A Shares, answering routine inquiries regarding the Fund, furnishing monthly and year-end statements and confirmations of purchases and sales of shares, transmitting periodic reports, updated prospectuses, proxy statements and other communications to shareholders, and providing other services as agreed from time to time.

                  (4) EXCHANGE PRIVILEGES AND CONVERSION FEATURE. Class A Shares of each Series are exchangeable only for Class A Shares of any other Series, and for shares of the Money Market Primary Fund Account offered by The Reserve Fund a separate investment company distributed by the Fund's Distributor.
Class A Shares have no conversion feature.

B.  CLASS B SHARES

         Each Series may offer a class of shares designated as its Class B Shares subject to the following terms and conditions:

         (1) SALES LOADS. Class B Shares are sold to the general public subject to a contingent deferred sales charge ("CDSC"), but without imposition of an initial sales charge. The CDSC for Class B Shares scales down from 5.0% to 0% if held six years or longer after purchase. In addition to Class B Shares held over six years, Class B shares acquired through reinvestment of dividends or capital gains distribution are not subject to the CDSC. However, such shares will be subject to the ongoing 1.00% annual 12b- 1 fee and the 0.25% annual administrative fee, each of which is described below.

Shares purchased through the reinvestment of dividends and other distributions paid in respect of Class A Shares will also be Class A Shares, although such shares will not be subject to the front-end sales charge. However, such shares will be subject to the 0.30% annual 1 2b- 1 fee and the 0.25% annual administrative services fee, each of which is described below and for shares of the Money Market Primary Fund Account offered by The Reserve Funds, a separate investment company

(2) 12b-1 FEES. Class B Shares are subject to an annual distribution fee of 1.00% of the average daily net assets attributable to the Class A Shares of the relevant Series pursuant to a Rule 1 2b- 1 Plan currently in effect for Class A Shares for such Series. Pursuant to the Plan, distribution fees may be utilized to compensate the Distributor for services provided and expenses incurred by it as principal underwriter of the Fund's Class B Shares. All or any part of such fee may be reallowed to authorized dealers that effected sales of Class B Shares, part of which may be classified as a shareholder servicing fee, as contemplated in the NASD's maximum sales charge rule, subject to the limitation of 0.25% of assets annually set forth in such rule.

                  (3) ADMINISTRATIVE SERVICES FEES ("ASF"). Class B Shares owned by shareholders that have a servicing relationship with banks, trust companies, or financial service organizations ("shareholder servicing agents") that have contracted with the Fund to provide administrative services for the Fund may be subject to an annual servicing fee of up to 0.25% of the average daily net assets attributable to such Class B Shares. The administrative services fee is used to compensate the shareholder servicing agents for providing administrative services with respect to the holders of Class B Shares, such as processing purchase and redemption transactions, transmitting and receiving funds for the purchase and sale of Class B Shares,

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answering routine inquiries regarding the Fund,  furnishing monthly and year-end statements  and  confirmations  of purchases  and sales of shares,  transmitting
periodic   reports,   updated   prospectuses,   proxy   statements   and   other
communications to shareholders, and providing other services as agreed from time to time.

                  (4) EXCHANGE PRIVILEGES AND CONVERSION FEATURE. Class B Shares of each Series are exchangeable only for Class B Shares of any other Series, and for shares of the Money Market Primary Fund Account offered by The Reserve Fund a separate investment company distributed by the Fund's Distributor. Class B Shares automatically convert into Class A Shares eight years after purchase.

         C.   CLASS C SHARES

Each Series has a class of shares designated as its "Class C Shares" which are offered subject to the following terms and conditions.

         (1) SALES LOADS Class C Shares are sold without the imposition of an initial sales charge. so that the full amount of an investor's purchase may be immediately invested. A CDSC of 1% will be imposed on most Class C Shares redeemed within one year after purchase. The CDSC will be imposed on any redemption of shares if after the redemption the aggregate current value of a Class c account with the Funds falls below the aggregate amount of the investors purchase payments for Class C Shares made during the one year preceding the redemption.

               Shares purchased through the reinvestment of dividends and other distributions paid in respect of Class C Shares will also be Class C Shares.. However, such shares will be subject to the 1.00% annual 1 2b- 1 fee and the 0.25% annual administrative services fee, each of which is described below.

         (2) 12b-1 FEES. Class C Shares are subject to an annual distribution fee of 1.00 % of the average daily net assets attributable to the Class C Shares of the relevant Series pursuant to a Rule 1 2b- 1 Plan currently in effect for Class C Shares for such Series. Pursuant to the Plan, distribution fees may be utilized to compensate the Distributor for services provided and expenses incurred by it as principal underwriter of the Fund's Class C Shares. All or any part of such fee may be reallowed to authorized dealers that effected sales of Class C Shares, part of which may be classified as a shareholder servicing fee, as contemplated in the NASD's maximum sales charge rule, subject to the limitation of 0.25% of assets annually set forth in such rule.

                  (3) ADMINISTRATIVE SERVICES FEES ("ASF"). Class C Shares owned by shareholders that have a servicing relationship with banks, trust companies, or financial service organizations ("shareholder servicing agents") that have contracted with the Fund to provide administrative services for the Fund may be subject to an annual servicing fee of up to 0.25% of the average daily net assets attributable to such Class C Shares. The administrative services fee is used to compensate the shareholder servicing agents for providing administrative services with respect to the holders of Class C Shares, such as processing purchase and redemption transactions, transmitting and receiving funds for the purchase and sale of Class C Shares, answering routine inquiries regarding the Fund, furnishing monthly and year-end statements and confirmations of purchases and sales of shares, transmitting periodic reports, updated

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prospectuses,  proxy statements and other  communications  to shareholders,  and providing other services as agreed from time to time.

                  (4) EXCHANGE PRIVILEGES AND CONVERSION FEATURE. Class C Shares of each Series are exchangeable only for Class C Shares of any other Series, and for shares of the Money Market Primary Fund Account offered by The Reserve Fund a separate investment company distributed by the Fund's Distributor.
Class C Shares have no conversion feature.

         D.   CLASS D SHARES

         Each Series may offer a class of shares designated as its "Class D Shares" subject to the following terms and conditions:

         (1) SALES LOADS. Class D Shares are offered with a maximum front-end sales charge of 3.5% of the offering price of the shares. The sales charge is reduced at four break points, and purchases of $1,000,000 or more are not subject to the front-end sales charge.

         The Distributor receives the sales charges and reallows all or a substantial part of such charges to authorized dealers that have effected sales of Class D Shares. Currently the Distributor may make payments to authorized dealers in amounts up to 2.5% of the offering price.

         Shares purchased through the reinvestment of dividends and other distributions paid in respect of Class D Shares will also be Class D Shares, although such shares will not be subject to the front-end sales charge. However, such shares will be subject to the 0.50% annual distribution fee and the 0.25% annual administrative services fee, each of which is described below.

         (2) 12b-1 FEES. Class D Shares are subject to an annual distribution fee of 0.50% of the average daily net assets attributable to the Class D Shares of the relevant Series pursuant to the Rule 1 2b- 1 Plan currently in effect for Class D Shares for such Series. Pursuant to the Plan, distribution fees may be utilized to compensate the Distributor for services provided and expenses incurred by it as principal underwriter of the Fund's Class D Shares. All or any part of such fee may be reallowed to authorized dealers that effected sales of Class D Shares, part of which may be classified as a shareholder servicing fee, as contemplated in the NASD's maximum sales charge rule, subject to the limitation of 0.25% of assets annually set forth in such rule.

         (3) ADMINISTRATIVE SERVICES FEES ("ASF") CLASS D Shares owned by shareholders that have a servicing relationship with banks, trust companies, or financial services organizations ("shareholder servicing agents") that have contracted with the Fund to provide administrative services for the Fund may be subject to an annual servicing fee of up to 0.25% of the average daily net assets attributable to such Class D Shares. The administrative services fee is used to compensate the shareholder servicing agents for providing administrative services with respect to the holders of Class D Shares, such as processing purchase and redemption transactions, transmitting and receiving funds for the purchase and sale of Class D Shares, answering routine inquiries regarding the Fund, furnishing monthly and year-end statements and confirmations of purchases and sales of shares, transmitting periodic reports, updated prospectuses, proxy statements and other communications to shareholders, and providing other services as agreed from time to time.


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         (4) EXCHANGE PRIVILEGES AND CONVERSION FEATURE.  Class D Shares of each
Series are exchangeable only for Class D Shares of any other Series, and for shares of the Money Market Primary Fund Account offered by The Reserve Fund, a separate investment company distributed by the Fund's Distributor. Class D Shares have no conversion feature.

III.     CALCULATION OF DIVIDENDS.

         Dividends paid by a Series with respect to each class of its shares, to the extent any dividends are paid, must be calculated in the same manner, at the same time, on the same day and in the same amount, except that: (i) distribution and shareholder servicing payments associated with any Rule 12b-1 Plan or administrative services agreement relating to each respective class of shares (including any costs relating to implementing such plans or any amendment thereto) will be borne exclusively by that particular class; (ii) any incremental transfer agency fee relating to a particular class will be borne exclusively by that class; and (iii) Class Expenses relating to a particular class will be borne exclusively by that class.

IV.      EXPENSE ALLOCATIONS.

         All amounts expended for the benefit of a particular class of shares will be charged to that class of shares and any expenses which are deemed by the Board of Directors of the Fund to benefit both classes of shares equally will be charged to each class of shares on the basis of the net asset value of such class of shares in relation to the net asset value of all of the outstanding shares of the Fund.

         The methodology and procedures for calculating the net asset value and dividends and distributions with respect to each class of shares of the Fund and the proper allocation of income and expenses between the classes of shares of the Fund are required to be reviewed pursuant to the American Institute of Certified Public Accountants' Statement on Auditing Standards No.55, which requires a review of the Fund's internal control structure.